Exhibit 10.14

Award Number:
Grantee Name:

KINETIC CONCEPTS, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
INTERNATIONAL RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of _______________, 200__ (the “Date of Grant”), by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and [_________________________] (the “Grantee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2008 Omnibus Stock Incentive Plan (the “Plan”).  Where the context permits, references to the Company or any of its Subsidiaries or Affiliates shall include the successors to the foregoing.

Pursuant to the Plan, the Administrator has determined that the Grantee is to be granted Restricted Stock Units, subject to the terms and conditions set forth in the Plan and herein (including Appendices A and B), and hereby grants such Restricted Stock Units.  Each Restricted Stock Unit represents a hypothetical share of Stock and will, at all times the Award Agreement is in effect, be equal in value to one share of Stock.

1. Grant of Restricted Stock Units.  The Company hereby grants to the Grantee [_______] Restricted Stock Units (the "Award") on the terms and conditions set forth in the Award Agreement and as otherwise provided in the Plan.

2. Terms and Conditions of Award.  The Award shall be subject to the following terms, conditions and restrictions:

(a)
Vesting.  The Restricted Stock Units shall vest at such time or times, and/or upon the occurrence of such events as are set forth in Appendix A hereto.  Unless otherwise provided on Appendix A, if any Restricted Stock Units do not vest at such time or times and/or upon occurrence of the events specified in Appendix A, then the Grantee shall immediately forfeit any rights to those Restricted Stock Units and the Grantee shall have no further rights thereto and such Restricted Stock Units shall immediately terminate.

(b)
Nontransferability.  Restricted Stock Units and any interest therein may not be sold, transferred, pledged, hypothecated, assigned or otherwise encumbered or disposed of, except by will or the laws of descent and distribution, to the extent applicable.  Any attempt to dispose of any Restricted Stock Units in contravention of any such restrictions shall be null and void and without effect.

(c)
Rights as a Shareholder.  Restricted Stock Units represent only hypothetical shares; therefore, the Grantee is not entitled to any of the rights or benefits generally accorded to stockholders with respect thereto, except upon vesting, to the extent provided in Paragraph 2(d).

(d)
Benefit Upon Vesting.  Upon the vesting of a Restricted Stock Unit, the Grantee shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash, shares of Stock or a combination of the foregoing, as determined by the Administrator in its sole discretion equal, per Restricted Stock Unit, to the sum of (1) the Fair Market Value of a share of Stock on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the Date of Grant and terminating on the date on which such unit vests.  If the Restricted Stock Unit is to be settled in shares of Stock, the Company may either (i) issue to the Grantee or the Grantee's personal representative a stock certificate or (ii) deposit shares of Stock with an online broker or other service provider contracted by the Company for such purpose.

(e)	Effect of Termination of Employment or Service; or Change in Control.
(i)
If the Grantee’s employment with or service to the Parent, the Company or any of its Affiliates terminates for any reason, other than by reason of Grantee’s death or Disability, the Grantee shall immediately forfeit any rights to the Restricted Stock Units that have not vested as of the date of termination, if any, the Grantee shall have no further rights thereto and such Restricted Stock Units shall immediately terminate.

(ii)
If the Grantee’s employment with or service to the Parent, the Company or any of its Affiliates terminates by reason of Grantee’s death or Disability, with respect to Restricted Stock Units that vest based on the passage on time, all outstanding unvested Restricted Stock Units shall immediately vest and, with respect to Restricted Stock Units that vest based on the attainment of specified performance conditions, all outstanding unvested Restricted Stock Units shall immediately vest as if the target performance goals were met.

(iii)
If the Grantee’s employment with or service to the Parent, the Company or any of its Affiliates is terminated by the Company other than for Cause within 24 months following a Change in Control, with respect to Restricted Stock Units that vest based on the passage on time, all outstanding unvested Restricted Stock Units shall immediately vest and, with respect to Restricted Stock Units that vest based on the attainment of specified performance conditions, all outstanding unvested Restricted Stock Units shall immediately vest as if the target performance goals were met.

(f)
Taxes in Connection With the Grant or Vesting of the Award.  Regardless of any action the Company or Grantee’s employer (“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by Grantee is and remains Grantee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Stock upon settlement of the Restricted Stock Units, the subsequent sale of Stock acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Grantee’s liability for Tax-Related Items.

Prior to the relevant taxable event, Grantee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Grantee authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by Grantee by one or a combination of the following:

(i)	withholding from Grantee’s wages or other cash compensation paid to Grantee by the Company and/or the Employer; or
(ii)	withholding from proceeds of the sale of Stock acquired upon vesting/settlement of the Restricted Stock Unit; or
(iii)	arranging for the sale of Stock issued upon vesting/settlement of the Restricted Stock Units (on Grantee’s behalf and at Grantee’s direction pursuant to this authorization); or
(iv)
withholding in shares of Stock issued upon vesting/settlement of the Restricted Stock Units, provided that the Company only withholds the amount of Stock necessary to satisfy the minimum statutory withholding amount or such other amount as may be necessary to avoid adverse accounting treatment.

If the obligation for Tax-Related Items is satisfied by withholding in Stock, Grantee is deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Restricted Stock Units.

Finally, Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Grantee’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to deliver the Stock if Grantee fails to comply with Grantee’s obligations in connection with the Tax-Related Items as described in this section.

3. Adjustments.  The Award and all rights and obligations under the Award Agreement are subject to Section 3 of the Plan.

4. Notice.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date that it is personally delivered or, whether actually received or not, on the fifth business day after depositing in the post or 24 hours after transmission by facsimile to the respective parties named below.

If to the Company:
Kinetic Concepts, Inc. Attn.: Chief Financial Officer 8023 Vantage Drive San Antonio, TX 78230
U.S.A. Phone: 1- (210) 255-6494 Fax: 1- (210) 255-6997

If to the Grantee:
[Name of Grantee] ________________________________________
[Address] ________________________________________________
Facsimile: ________________________________________________

Either party may change such party’s address for notices by duly giving notice pursuant hereto.

5. Compliance with Laws.

(a) Stock (to the extent payable hereunder) shall not be issued pursuant to the Award granted hereunder unless the issuance and delivery of such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and any applicable local laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall be under no obligation to effect the registration pursuant to the U.S. Securities Act of 1933, as amended, of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws.

(b) All certificates for Stock delivered under the Plan (to the extent applicable) shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which the Stock may then be listed, and any applicable federal, state or local securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such Stock make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

6. Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Stock underlying the Award by any holder thereof in violation of the provisions of the Award Agreement, the Plan or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any such Stock on its books nor will any such Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7. Nature of Award.

(a)
The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;

(b)
The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(c)	All decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Company;
(d)	Participation in the Plan is voluntary;
(e)
The Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Subsidiary (or Affiliate), and which is outside the scope of the Grantee’s employment contract, if any;

(f)
The Award is not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)
Neither the Award nor any provision of this Award Agreement, the Plan or the policies adopted pursuant to the Plan confer upon the Grantee any right with respect to employment or continuation of current employment, and in the event that the Grantee is not an employee of the Company and the Subsidiary (or Affiliate), the Award shall not be interpreted to form an employment contract or relationship with the Company and the Subsidiary (or Affiliate);

(h)	The future value of the underlying Stock is unknown and cannot be predicted with certainty;
(i)	If the Grantee receives Stock, the value of such Stock acquired on vesting of the Award may increase or decrease in value;
(j)
In consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award resulting from termination of the Grantee’s active employment by the Company or the Subsidiary (or Affiliate) (for any reason whatsoever and whether or not in breach of local labor laws) and the Grantee shall release the Company and the Subsidiary (or Affiliate) from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such claim;

(k)
Notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Grantee’s employment (whether or not in breach of local labor laws), the Grantee’s right to receive the Award and vest in Restricted Stock Units under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Grantee’s right to vest in Restricted Stock Units after termination of employment, if any, will be measured by the date of termination of the Grantee’s active employment and will not be extended by any notice period mandated under local law;

(l)
The Company or the Subsidiary (or Affiliate) are not providing any tax, legal or financial advice, nor are the Company or the Subsidiary (or Affiliate) making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Stock; and

(m)	The Grantee is hereby advised to consult with his/her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
8. Data Privacy:  The Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document by and among, as applicable, the Company and the Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee hereby understands that the Company and the Subsidiaries (or Affiliates) hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Grantee hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country.  The Grantee hereby understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative.  The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Stock acquired upon vesting of the Award.  The Grantee hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.  The Grantee hereby understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative.  The Grantee hereby understands, however, that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee hereby understands that the Grantee may contact the appropriate human resources representative responsible for Grantee’s country at the local or regional level.

9. Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10. Governing Law.  The Award Agreement shall be governed by and construed according to the laws of the State of Texas without regard to its principles of conflict of laws.  For purposes of litigating any dispute that arises under this Award or Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of San Antonio, Texas, or the federal courts for the United States for the Western District of Texas, and no other courts, where this Award grant is made and/or performed.

11. Incorporation of the Plan.  The Plan, as it exists on the date of the Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and the Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan (except where denoted otherwise); provided, however, the term “Paragraph” shall refer to a provision of the Award Agreement.

12. Amendments.  The Award Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

13. Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Award, the Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to be employed by, or to provide services as a director, consultant or advisor to, the Company, any Subsidiary or Affiliate thereof for any period of time or at any specific rate of compensation.

14. Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and the Award Agreement.  The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of the Award.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

15. Binding Effect.  The Award Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

16. Tax Representation.  The Grantee has reviewed with his or her own tax advisors the federal, state, local and worldwide tax consequences of the transactions contemplated by the Award Agreement.  The Grantee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Award Agreement.

17. Language.  If the Grantee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

18. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Award granted under and participation in the Plan or future awards that may be granted under the Plan by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and the Award Agreement.  Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and the Award Agreement.

20. Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21. Appendix.  Notwithstanding any provision in this Award Agreement or the Plan to the contrary, the Award shall be subject to the special terms and provisions set forth in the Appendix B to this Award Agreement for the Grantee’s country of residence, if any.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Award Agreement on the day and year first above written.

KINETIC CONCEPTS, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

GRANTEE

Signature: ____________________________________
Name: _______________________________________
Address: _____________________________________
______________________________________
Telephone No.: ________________________________
Identification No.: ______________________________

DATE OF GRANT	NUMBER OF RESTRICTED STOCK UNITS

SEE APPENDIX A FOR VESTING SCHEDULE.

APPENDIX B

KINETIC CONCEPTS, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
INTERNATIONAL RESTRICTED STOCK UNIT AWARD AGREEMENT

This Appendix B includes additional terms and conditions that govern the Restricted Stock Units granted to Grantee under the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan (the “Plan”) if Grantee resides in one of the countries listed below.  This Appendix B forms part of the Award Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Award Agreement and the Plan.

This Appendix B also includes information based on the securities, exchange control and other laws in effect in Grantee’s country as of May 2008.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Grantee not rely on the information noted herein as the only source of information relating to the consequences of Grantee’s participation in the Plan because the information may be out of date at the time Grantee vests in the Restricted Stock Units or sells Stock acquired under the Plan.

In addition, the information is general in nature.  The Company is not providing Grantee with any tax advice with respect to Grantee’s Restricted Stock Units.  The information provided below may not apply to Grantee’s particular situation, and the Company is not in a position to assure Grantee of any particular result. Accordingly, Grantee is strongly advised to seek appropriate professional advice as to how the tax or other laws in Grantee’s country apply to Grantee’s situation.  Grantee must consult Grantee’s personal tax or legal advisors for the most current information.

If Grantee is a citizen or resident of a country other than the one Grantee is working in, the information contained in this Appendix B may not be applicable to Grantee.

AUSTRALIA
Restricted Stock Units Settled in Stock

Grantee understands and agrees that by accepting this Award, the benefit Grantee receives upon the vesting of the Restricted Stock Units will be settled in Stock only, and not in cash, notwithstanding the terms of Paragraph 2(d) of the Award Agreement.

AUSTRIA
Consumer Protection Notice

Grantee may be entitled to revoke acceptance of the Award Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Award Agreement and the Plan:

(i) If the Grantee accepts the Restricted Stock Units outside the business premises of the Company, Grantee may be entitled to revoke Grantee’s acceptance of the Award Agreement, provided the revocation is made with one (1) week after such acceptance of the Award Agreement.

(ii) The revocation must be in written form to be valid.  It is sufficient if Grantee returns the Award Agreement to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Award Agreement, provided the revocation is sent within the period discussed above.

CANADA
Restricted Stock Units Settled in Stock

Grantee understands and agrees that by accepting this Award, the benefit Grantee receives upon the vesting of the Restricted Stock Units will be settled in Stock only, and not in cash, notwithstanding the terms of Paragraph 2(d) of the Award Agreement.

Language Consent for Optionees in Quebec

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent

This provision supplements the “Data Privacy” section of the Agreement:

Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  Grantee further authorizes the Company and any Subsidiary or Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors.  Grantee further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in Grantee’s employee file.

CHINA
Exchange Control Restrictions

Grantee understands and agrees that, due to exchange control laws in China, Grantee may be required to immediately repatriate the proceeds from the sale of Stock and any dividends received in relation to the Stock to China.  Grantee further understands that such repatriation or proceeds and dividends may need to be effected through a special exchange control account established by the Company or a Subsidiary or Affiliate and Grantee hereby consents and agrees that the proceeds from the sale of Stock and any dividends received may be transferred to such special account prior to being delivered to Grantee’s personal account.

Furthermore, Grantee agrees to immediately sell all Stock issued to Grantee at vesting or at a later date (such as the Grantee’s termination of employment or service) if the Company so requests to facilitate compliance with any applicable laws or regulations in China.  Grantee also agrees that the Company may instruct a brokerage firm holding the Stock issued to Grantee at vesting to assist with the sale of such Stock (on Grantee’s behalf and at Grantee’s direction pursuant to this authorization).  In event of such sale of Stock, the proceeds of the sale of the Stock, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Grantee in accordance with applicable exchange control laws and regulations.

GERMANY
There are no country-specific provisions.

IRELAND
Director Notification Requirements

Directors and secretaries of the Company’s Irish Subsidiary or Affiliate, who receive a Restricted Stock Unit grant, vest in the Restricted Stock Units, acquire or sell Stock received under the Plan must notify the Company’s Irish Subsidiary or Affiliate in writing within five (5) business days of each such transaction in securities or knowledge of such transaction.  This notification rule applies as well to a shadow director (i.e., an individual who is not on the board of the Irish company but who has sufficient control so that the Board of Directors acts in accordance with the “directions or instructions” of the individual) of the Subsidiary or Affiliate.

If the Grantee is a director of an Irish Subsidiary or Affiliate, the Restricted Stock Units will be paid in newly issued shares of Stock only.  In no event will the Restricted Stock Units be paid in treasury shares.  This restriction also applies to a shadow director of the Irish Subsidiary or Affiliate.

Labor Law Acknowledgement

This provision supplements the labor law acknowledgement contained in Grantee’s Award Agreement:

By accepting this Award, Grantee acknowledges that he/she understands and agrees that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

JAPAN
There are no country-specific provisions.

NETHERLANDS
Notification Regarding Prohibition against Insider Trading

If Grantee is a resident of the Netherlands, Dutch insider-trading rules may impact the sale of Stock acquired at vesting of the Restricted Stock Units.  In particular, Grantee may be prohibited from effectuating certain Stock transactions if Grantee has insider information regarding the Company.

Below is a discussion of the applicable restrictions.  Grantee is advised to read the discussion carefully to determine whether the insider rules could apply to Grantee.  If it is uncertain whether the insider rules apply, the Company recommends that Grantee consult Grantee’s legal advisor.  Please note that the Company cannot be held liable if Grantee does not comply with the Dutch insider rules.  Grantee is responsible for ensuring that Grantee complies with these rules.

By accepting the Restricted Stock Units, Grantee acknowledges that he/she has read and understands this Notification and acknowledges that it is his/her responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition against Insider Trading

Dutch securities laws prohibit insider trading.  Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the Stock price, regardless of the development of the price.  The insider could be any employee of the Company or its Dutch Subsidiary or Affiliate who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary or Affiliate may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

Labor Law Acknowledgement

This provision supplements the labor law acknowledgment contained in Grantee’s Award Agreement:

By accepting this grant of Restricted Stock Units, Grantee acknowledges that he/she understands and agrees that: (1) Grantee’s rights under the Plan will terminate after a period of one year where Grantee does not receive any compensation from his/her employer, or earlier if Grantee has an employment agreement that ends before the one-year period expires; and (2) the grant is being made to Grantee as an incentive for Grantee to stay employed with Grantee’s current employer and is not remuneration for services rendered.

UNITED KINGDOM
Withholding Taxes

This provision supplements the “Taxes in Connection With the Grant or Vesting of the Award” section of the Award Agreement:

If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a full recourse loan owed by Grantee to Grantee’s Employer, effective on the Due Date.  Grantee agrees that the loan will bear interest at a fixed rate based on the market rate on the date the loan is made, and it will be due and repayable to the Company or the Employer six months from the date the loan is made.  Payment may be made by any of the means referred to in the “Taxes in Connection With the Grant or Vesting of the Award” section of the Award Agreement as long as any immature shares withheld do not exceed minimum required tax withholding amounts.

Notwithstanding the foregoing, if Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Grantee shall not be eligible for a loan from the Company to cover the Tax-Related Items.  In the event that Grantee is a director or executive officer and Tax-Related Items are not collected from or paid by Grantee by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Grantee on which additional income tax and National Insurance Contributions (“NICs”) will be payable.  Grantee understands that Grantee will be responsible for reporting any income tax and NICs due on this additional benefit directly to HM Revenue & Customs (“HMRC”) under the self-assessment regime.

National Insurance Contributions

As a condition to the vesting of the Restricted Stock Units, Grantee agrees to accept any liability for any secondary Class 1 NICs that may be payable by the Company and/or the Employer with respect to the Due Date.  Grantee further agrees that the Company and/or the Employer may collect the secondary Class 1 NICs by any of the means set out in Paragraph 2(f) above.  Finally, Grantee agrees to execute a joint election with the Company and/or the Employer, and any other consents or elections required to accomplish the above; if Grantee fails to do so, the Restricted Stock Units shall become null and void without liability to the Company, the local Employer and/or any Subsidiary (or Affiliate) of the Company and Grantee will not be permitted to vest in the Restricted Stock Units.